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                                                               EXHIBIT h(19)(c)

                                AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


           The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

           Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                            "AIM EQUITY FUNDS, INC.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Dent Demographic Trends Fund
AIM Growth and Income Fund
AIM Large Cap Growth Fund
AIM Weingarten Fund"

           All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                         , 1999
      ------------------------

                                               A I M ADVISORS, INC.


Attest:                                        By:
        ------------------------------            -----------------------------
               Assistant Secretary                          President


(SEAL)

                                               AIM EQUITY FUNDS, INC.



Attest:                                        By:
        ------------------------------            -----------------------------
               Assistant Secretary                          President

(SEAL)